Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------
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

                                                                              Subsidiary State
                                                               Percent of     of Incorporation
                Parent               Subsidiary                Ownership      or Organization
---------------------------    ---------------------------    ------------    ----------------
Home Building Bancorp, Inc.    Home Building Savings Bank,        100%             Federal
                               FSB

Home Building Savings Bank,    White River Service                100%             Indiana
FSB                            Corporation


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